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                                                                      Exhibit 99


                                                 PERITUS SOFTWARE SERVICES, INC.
                                                 For Immediate Release

  PERITUS SOFTWARE SERVICES, INC. ANNOUNCES IT HAS RETAINED THE CATALYST GROUP

WESTBOROUGH, MA. - OCTOBER 16, 2000 - Peritus Software Services, Inc. (OTC:
PTUS.OB), a provider of solutions for software maintenance technology and services, today announced that the Company has retained The Catalyst Group, LLC to render financial advisory and investment banking services in connection with exploring strategic alternatives including the potential sale of the Company.

ABOUT PERITUS(R)

Founded in 1991, Peritus Software Services, Inc. offers products and services that enable organizations to improve the productivity, effectiveness and quality of the software evolution process. The Peritus Software Asset Maintenance (SAM) offerings enable organizations to transform the maintenance process into an efficient, cost-effective discipline that boosts productivity and performance. Peritus is headquartered in Westborough, MA. For more information, see the Peritus web site at http://www.peritus.com.

ABOUT THE CATALYST GROUP

The Catalyst Group provides international strategic investment banking and corporate development services to Information Technology, Internet, Telecommunications, and e-Business companies. Catalyst operates from its New York, Boston, London, and Paris regional offices. For more information, see the Catalyst web site at http://www.IT-catalyst.com.

This press release may contain certain forward-looking statements, which involve risks and uncertainties. From time to time, the Company may provide oral and or written forward-looking statements in other materials it releases to the public. The Company does not assume any obligation to update any of the forward-looking statements it makes.

Contact:  Ronald C. Garabedian
     Vice President and Treasurer
     Peritus Software Services, Inc.
     Phone:  508-870-0963
     Fax:  508-870-0764
E-mail:   rgarabedian@peritus.com

Peritus is a registered trademark of Peritus Software Services, Inc.